Exhibit 99.1

Regal Entertainment Group Reports Results for

Third Quarter 2016 and Declares Quarterly Dividend

Knoxville, Tennessee — October 27, 2016 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor, today announced third quarter 2016 results.

Total revenues for the third quarter ended September 30, 2016 were $811.5 million compared to total revenues of $725.0 million for the third quarter ended September 30, 2015.  Net income attributable to controlling interest in the third quarter of 2016 was $42.3 million compared to $21.9 million in the third quarter of 2015.  Diluted earnings per share(1) was $0.27 for the third quarter of 2016 compared to $0.14 for the third quarter of 2015.  Adjusted diluted earnings per share(1) was $0.29 for the third quarter of 2016 compared to $0.18 for the third quarter of 2015.  Net cash provided by (used in) operating activities(4) was $9.1 million for the third quarter of 2016 and $(72.9) million for the third quarter of 2015.  Adjusted EBITDA(4) was $155.9 million for the third quarter of 2016 and $126.6 million for the third quarter of 2015. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on December 15, 2016, to stockholders of record on December 5, 2016.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Our continued focus on delivering a premium movie-going experience to our patrons coupled with record industry box office revenue drove meaningful growth, market share gains and solid operating results for Regal in the third quarter,” stated Amy Miles, CEO of Regal Entertainment Group. “We are pleased that year-to-date industry box office results are ahead of last year’s record setting total and are optimistic regarding the film slate for the upcoming holiday season.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2016 results on October 27, 2016 at 4:30 p.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the Investor Relations section of the Company’s website: www.REGmovies.com or by dialing 877-737-7051 (Domestic) and 201-689-8878

(International). Please dial in to the call at least 5-10 minutes prior to the start of the call or go to the website at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID # 13625459.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) operates one of the largest and most geographically diverse theatre circuits in the United States, consisting of 7,310 screens in 565 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of September 30, 2016. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s website at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer

865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Three Quarters Ended 9/30/16 and 9/30/15

(in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Revenues
Admissions	$525.3	$469.9	$1,546.8	$1,492.6
Concessions	239.9	214.7	705.5	660.6
Other operating revenues	46.3	40.4	132.2	125.9
Total revenues	811.5	725.0	2,384.5	2,279.1

Operating expenses
Film rental and advertising costs	275.6	246.7	832.0	795.7
Cost of concessions	31.3	24.8	90.1	85.2
Rent expense	107.3	104.8	321.1	315.1
Other operating expenses	226.3	216.0	652.6	632.9
General and administrative expenses (including share-based compensation of $2.5 and $2.2 for the quarters ended September 30, 2016 and September 30, 2015, respectively, and $6.6 and $6.1 for the three quarters ended September 30, 2016 and September 30, 2015, respectively)	20.5	17.6	62.6	55.5
Depreciation and amortization	58.5	52.8	171.1	161.0
Net loss on disposal and impairment of operating assets and other	4.8	10.4	10.6	16.3
Income from operations	87.2	51.9	244.4	217.4

Interest expense, net	31.9	33.3	96.7	96.5
Loss on extinguishment of debt	—	—	1.5	5.7
Earnings recognized from NCM	(3.6)	(8.4)	(18.8)	(20.6)
Equity in income of non-consolidated entities and other, net	(12.6)	(9.3)	(33.0)	(26.3)
Income before income taxes	71.5	36.3	198.0	162.1
Provision for income taxes	29.2	14.4	81.4	63.9
Net income	42.3	21.9	116.6	98.2
Noncontrolling interest, net of tax	—	—	(0.1)	0.2
Net income attributable to controlling interest	$42.3	$21.9	$116.5	$98.4

Diluted earnings per share(1)	$0.27	$0.14	$0.74	$0.63
Adjusted diluted earnings per share(1)	$0.29	$0.18	$0.79	$0.71
Weighted average number of diluted shares outstanding(2)	156.9	156.5	156.8	156.5

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of September 30, 2016	As of December 31, 2015

Cash and cash equivalents	$186.9	$219.6
Total assets(3)	2,477.6	2,601.6
Total debt	2,344.6	2,342.4
Total stockholders’ deficit of Regal Entertainment Group	(861.7)	(877.8)

Operating Data

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Theatres at period end	565	571	565	571
Screens at period end	7,310	7,357	7,310	7,357
Average screens per theatre	12.9	12.9	12.9	12.9
Attendance (in thousands)	54,513	51,136	159,056	160,819
Average ticket price	$9.64	$9.19	$9.72	$9.28
Average concessions per patron	$4.40	$4.20	$4.44	$4.11

Reconciliation of Net Income Attributable to Controlling Interest to EBITDA to Net Cash Provided by (Used in) Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Net income attributable to controlling interest	$42.3	$21.9	$116.5	$98.4
Interest expense, net	31.9	33.3	96.7	96.5
Provision for income taxes	29.2	14.4	81.4	63.9
Depreciation and amortization	58.5	52.8	171.1	161.0
EBITDA(4)	161.9	122.4	465.7	419.8
Interest expense, net	(31.9)	(33.3)	(96.7)	(96.5)
Provision for income taxes	(29.2)	(14.4)	(81.4)	(63.9)
Deferred income taxes	1.7	(9.7)	(2.9)	(22.5)
Changes in operating assets and liabilities	(99.9)	(155.5)	(85.0)	(59.7)
Loss on extinguishment of debt	—	—	1.5	5.7
Landlord contributions	12.7	13.4	56.5	27.5
Other items, net	(6.2)	4.2	(9.8)	6.3
Net cash provided by (used in) operating activities	$9.1	$(72.9)	$247.9	$216.7

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

EBITDA(4)	$161.9	$122.4	$465.7	$419.8
Net loss on disposal and impairment of operating assets and other	4.8	10.4	10.6	16.3
Share-based compensation expense	2.5	2.2	6.6	6.1
Loss on extinguishment of debt	—	—	1.5	5.7
Earnings recognized from NCM	(3.6)	(8.4)	(18.8)	(20.6)
Cash distributions from NCM	2.8	9.3	25.0	29.2
Cash distributions from other non-consolidated entities	0.1	—	0.1	2.0
Noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net	(12.6)	(9.3)	(32.9)	(26.5)
Adjusted EBITDA(4)	$155.9	$126.6	$457.8	$432.0

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Net cash provided by (used in) operating activities	$9.1	$(72.9)	$247.9	$216.7
Capital expenditures	(65.7)	(55.1)	(155.1)	(126.2)
Proceeds from asset sales	—	8.7	1.3	8.7
Free cash flow(4)	$(56.6)	$(119.3)	$94.1	$99.2

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Net income attributable to controlling interest	$42.3	$21.9	$116.5	$98.4
Loss on extinguishment of debt, net of related tax effects of $0.6 for the three quarters ended September 30, 2016, and $2.1 for the three quarters ended September 30, 2015	—	—	0.9	3.6
Gain on sale of available for sale securities, net of related tax effects of $0.4 for the three quarters ended September 30, 2016	—	—	(0.6)	—
Net loss on disposal and impairment of operating assets and other, net of related tax effects of $1.9 and $4.2 for the quarters ended September 30, 2016 and September 30, 2015, respectively, and $4.2 and $6.5 for the three quarters ended September 30, 2016 and September 30, 2015, respectively	2.9	6.2	6.4	9.8
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects	$45.2	$28.1	$123.2	$111.8

Weighted average number of diluted shares outstanding(2)	156.9	156.5	156.8	156.5
Adjusted diluted earnings per share(1)	$0.29	$0.18	$0.79	$0.71
Diluted earnings per share(1)	$0.27	$0.14	$0.74	$0.63

(1)         Diluted earnings per share is net income attributable to controlling interest divided by weighted average number of diluted shares outstanding. We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the fiscal quarters and three quarters ended September 30, 2016 and September 30, 2015.

(3)         In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest, which intends to simplify the presentation of debt issuance costs. Prior to the issuance of ASU 2015-03, debt issuance costs were reported on the balance sheet as assets and amortized as interest expense. ASU 2015-03 requires that they be presented on the balance sheet as a direct deduction from the carrying amount of the related debt liability. The costs will continue to be amortized to interest expense using the effective interest method. ASU 2015-

03 is to be applied retrospectively and is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015.  The Company adopted this guidance during the quarter ended March 31, 2016.  Debt issuance costs associated with long-term debt, net of accumulated amortization, were $27.3 million and $30.7 million as of September 30, 2016 and December 31, 2015, respectively. The balance sheet as of December 31, 2015 has been recast to reflect the reclassification of debt issuances costs, net of accumulated amortization.

(4)         Adjusted EBITDA (net income attributable to controlling interest adjusted for interest expense, net, provision for income taxes, depreciation and amortization, net loss on disposal and impairment of operating assets and other, share-based compensation expense, loss on extinguishment of debt, earnings recognized from NCM, cash distributions from NCM, cash distributions from other non-consolidated entities, noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net) was approximately $155.9 million for the quarter ended September 30, 2016. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity and performance of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity or performance under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity or performance.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.